Exhibit 4.18
EXECUTION VERSION
Dated 30 September 2005
BETWEEN
COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE
as Original Borrower and Parent Guarantor
CGG AMERICAS, INC.
as US Borrower
CREDIT SUISSE, PARIS BRANCH
and
BNP PARIBAS
as Arrangers and Original Lenders
with
CREDIT SUISSE FIRST BOSTON INTERNATIONAL
and
BNP PARIBAS, OSLO BRANCH
as Offer Guarantee Issuers
and
SERCEL, INC., SERCEL CANADA LTD., SERCEL AUSTRALIA PTY LTD, CGG
AMERICAS, INC., CGG CANADA SERVICES LTD., CGG MARINE RESOURCES
NORGE A/S
as Original Guarantors
with
CREDIT SUISSE, LONDON BRANCH
acting as Agent
BNP PARIBAS
acting as Security Agent

AMENDMENT AND RESTATEMENT, ACCESSION AND NOVATION AGREEMENT
relating to US$375,000,000 Single Currency Term Facility Agreement
originally dated 1 September 2005 between, among others,
Compagnie Générale de Géophysique as Borrower,
Credit Suisse, London Branch as Agent and BNP Paribas as Security Agent
as amended and restated by an Amendment and Restatement Agreement dated 14 September 2005

CityPoint
33rd Floor
1 Ropemaker Street
London EC2Y 9UE

TABLE OF CONTENTS

1.	INTERPRETATION	2
2.	AMENDMENTS	2
3.	ACCESSION OF CGG AMERICAS, INC. AS US BORROWER	2
4.	ACCESSION OF ORIGINAL BORROWER AS PARENT GUARANTOR	2
5.	NOVATION OF LOANS AND TRANSFER OF SHARES	3
6.	EFFECT OF NOVATION	3
7.	REPRESENTATIONS AND WARRANTIES	4
8.	INCORPORATION	5
9.	GUARANTEE	5
10.	SECURITY	6
11.	GOVERNING LAW	6
12.	INCORPORATION OF TERMS	6
13.	COUNTERPARTS	6
SCHEDULE 1 SECOND AMENDED AND RESTATED FACILITY AGREEMENT		8
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS		9

(i)

THIS AMENDMENT AND RESTATEMENT, ACCESSION AND NOVATION AGREEMENT (this “Agreement”) is dated 30 September 2005 and made between:
(1)	COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE, a société anonyme incorporated in France, having its registered office at 1 rue Léon Migaux, 91300 Massy and registered at the Evry commercial registry under number 969 202 241 R.C.S. Evry (the “Original Borrower” and the “Parent Guarantor");

(2)	CGG AMERICAS, INC. a corporation incorporated in Texas (the “US Borrower”);

(3)	SERCEL, INC., SERCEL CANADA LTD., SERCEL AUSTRALIA PTY LTD, CGG AMERICAS, INC., CGG CANADA SERVICES LTD., CGG MARINE RESOURCES NORGE A/S as original guarantors (the “Original Guarantors”);

(4)	CREDIT SUISSE, PARIS BRANCH and BNP PARIBAS (the “Arrangers” and the “Original Lenders”);

(5)	CREDIT SUISSE FIRST BOSTON INTERNATIONAL and BNP PARIBAS, OSLO BRANCH as offer guarantee issuers (the “Offer Guarantee Issuers”);

(6)	CREDIT SUISSE, LONDON BRANCH as agent of the other Finance Parties (the “Agent”); and

(7)	BNP PARIBAS as security agent of the other Finance Parties (the “Security Agent”).
BACKGROUND:
A.	This Agreement is supplemental to and amends a facility agreement originally dated 1 September 2005 between, among others, Compagnie Générale de Géophysique as Borrower, Credit Suisse, London Branch as Agent and BNP Paribas as Security Agent (the “Original Facility Agreement”) as amended and restated by an Amendment and Restatement Agreement dated 14 September 2005 (the “Amended and Restated Facility Agreement”) and as further amended and restated by this Agreement (the “Facility Agreement”).

B.	The US Borrower wishes to accede to and become a borrower under the Facility Agreement.

C.	The Parent Guarantor wishes to agree to accede to the Facility Agreement in the additional capacity of Parent Guarantor in order to guarantee the US Borrower’s obligations under the Facility Agreement.

D.	The Original Guarantors wish to agree to (i) guarantee the obligations of the US Borrower under the Facility Agreement and (ii) guarantee the guarantee obligations of the Parent Guarantor under the Facility Agreement (except that, pending resolution of certain issues of Norwegian law, the Norwegian Guarantor will not guarantee the obligations of the US Borrower or guarantee the guarantee obligations of the Parent Guarantor with respect to the US Borrower).

E.	The Original Borrower wishes to (i) novate 45 per cent. of the Loans made to it and (ii) transfer 45 per cent. of the shares owned by it in the Target to the US Borrower.

F.	The Parties to the Original Facility Agreement wish to consent to the amendments to the Facility Agreement, the accession of the US Borrower and the Parent Guarantor and the novation of the Loans and the transfer of the shares in the Target contemplated by this Agreement.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

Capitalised terms defined in the Original Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.1	Construction

The provisions of Clause 1.2 (Construction) of the Original Facility Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Facility Agreement are to be construed as references to this Agreement.

2.	AMENDMENTS
(a)	The Amended and Restated Facility Agreement will be amended in the manner set out in the Schedule (Second Amended and Restated Facility Agreement) so that it reads for all purposes as if it were restated in the form set out in the Schedule (Second Amended and Restated Facility Agreement) from the Effective Date.

(b)	The Effective Date is the date on which the Agent notifies the Original Borrower and the Lenders that it has received all of the documents set out in Schedule 2 (Documentary conditions precedent) in form and substance satisfactory to the Agent.

(c)	If the Agent fails to give the notification referred to in paragraph (b) on or before the date falling one month after the date of this Agreement, the Amended and Restated Facility Agreement will not be amended in the manner contemplated by this Agreement.
3.	ACCESSION OF CGG AMERICAS, INC. AS US BORROWER

The US Borrower agrees to accede to the Facility Agreement and become an additional borrower and to be bound by the terms of the Facility Agreement and any other Finance Document as the US Borrower.

4.	ACCESSION OF ORIGINAL BORROWER AS PARENT GUARANTOR

The Parent Guarantor agrees to accede to the Facility Agreement and become an additional guarantor and to be bound by the terms of the Facility Agreement and any other Finance Document as the Parent Guarantor.

5.	NOVATION OF LOANS AND TRANSFER OF SHARES
(a)	The Original Borrower and the US Borrower agree to the Original Borrower transferring to the US Borrower by novation 45 per cent. of the Loans made by the Lenders to the Original Borrower and 45 per cent. of the Original Borrower’s shares in the Target.

(b)	The amount of the Loans to be novated is US$168,750,000.

(c)	The number of shares in the Target to be transferred is 3,064,500.

(d)	The Transfer Date for both the Loans and the shares in the Target shall be the Effective Date.

(e)	The US Borrower confirms that it will be able to pay interest in respect of the Loans under any Finance Document without any Tax Deduction.

(f)	The parties to this Agreement agree to the Original Borrower transferring to the US Borrower by novation 45 per cent. of the Original Borrower’s Loans and 45 per cent. of the shares in the Target owned by the Original Borrower.
6.	EFFECT OF NOVATION
(a)	On the Effective Date:
(i)	subject to the down stream guarantee of the Parent Guarantor in Clause 17.1(c) of the Facility Agreement being in full force and effect, each of the Lenders and the Original Borrower shall be released from further obligations towards one another under the Finance Documents (in respect of the 45 per cent. of the Loans that are subject to the novation only) and their respective rights against one another under the Finance Documents (in respect of the 45 per cent. of the Loans that are subject to the novation only) shall be cancelled (being the “Discharged Rights and Obligations”). For the avoidance of doubt, except as provided in the foregoing sentence, the obligations of the Original Borrower shall remain in full force and effect;

(ii)	each of the Lenders and the US Borrower shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Lender and the US Borrower have assumed and/or acquired the same in place of that Lender and the Original Borrower;

(iii)	the Obligors and the US Borrower shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the US Borrower been an Original Borrower with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Obligors and the Original Borrower shall, subject to the down stream guarantee of the Parent Guarantor in Clause 17.1(c) of the Facility Agreement being in full force and effect, each be released from further obligations to each other under the Finance Documents (in respect of the 45 per cent. of the Loans that are subject to the novation only); and

(iv)	the US Borrower shall become a Party as a Borrower in addition to already being a Party as an Original Guarantor and the Parent Guarantor shall become a Party as a Guarantor in addition to already being a Party as a Borrower.
7.	REPRESENTATIONS AND WARRANTIES

The representations and warranties set out in this Clause are made on the date of this Agreement to each Finance Party by each Obligor.

7.1	Corporate structure

The Original Borrower is the owner of 100 per cent. of the Shares and 100 per cent. of the share capital of the US Borrower.

7.2	US Borrower

The US Borrower is a corporation duly incorporated under the laws of Texas and a wholly owned Subsidiary of the Original Borrower.

7.3	Default

No Default is continuing or reasonably likely to occur as a result of:
(a)	the US Borrower becoming a Borrower and assuming part of the rights and obligations of the Original Borrower;

(b)	the Parent Guarantor becoming a Guarantor; or

(c)	the Original Guarantors guaranteeing (i) the obligations of the US Borrower under the Facility Agreement or (ii) guaranteeing the guarantee obligations of the Parent Guarantor under the Facility Agreement.
7.4	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the other Finance Documents and the transactions contemplated by this Agreement and the other Finance Documents.

7.5	Legal validity

Subject to the Legal Reservations, this Agreement and the other Finance Documents constitute its legally binding, valid and enforceable obligations.

7.6	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement and the other Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it; or

(b)	its constitutional documents; or

(c)	any agreement or instrument which is binding on it or any of its assets.
7.7	Authorisations

All Authorisations required or desirable to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement and the other Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

7.8	Facility Agreement

The representations and warranties set out in Clause 18 (Representations) of the Facility Agreement are true as if made on the date of this Agreement and as if references in that Clause 18 to the Facility Agreement were references to the Facility Agreement as amended and restated by this Agreement, with reference to the facts and circumstances existing on such date.

8.	INCORPORATION
(a)	This Agreement is a Finance Document.

(b)	Save as amended by this Agreement, the Amended and Restated Facility Agreement will remain in full force and effect and the Amended and Restated Facility Agreement and this Agreement will, from the Effective Date, be read and construed as one document.

(c)	Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect.

(d)	No waivers are given under this Agreement by any Finance Party in respect of any breach of, or other Default under, any of the Finance Documents.
9.	GUARANTEE

On the Effective Date, each Obligor:
(a)	confirms its acceptance of the Facility Agreement;

(b)	agrees that it is bound as an Obligor by the terms of the Facility Agreement; and

(c)	confirms that its guarantee under Clause 17 (Guarantee and indemnity) of the Facility Agreement, except as otherwise provided therein:
(i)	continues in full force and effect on the terms of the Facility Agreement;

(ii)	extends to the obligations of the Obligors under the Finance Documents;

(iii)	applies (on the same terms) to the obligations of the US Borrower; and

(iv)	applies (on the same terms) to the Parent Guarantor’s guarantee of the obligations of the US Borrower.
(d)	the Parent Guarantor confirms that its guarantee under Clause 17 (Guarantee and indemnity) applies (on the same terms as those provided by the other Guarantors except for the Norwegian Guarantor) to the obligations of the US Borrower.
10.	SECURITY

10.1	Confirmation

On the Effective Date:
(a)	each Borrower confirms that any Security created by it under the Security Documents extends to the obligations of the Obligors under the Finance Documents subject to any limitations set out in the Security Documents;

(b)	each Obligor confirms that the obligations of the Obligors arising under the Facility Agreement are included in the Secured Liabilities in the Security Documents subject to any limitations set out in the Security Documents; and

(c)	each Obligor confirms that the Security created under the Security Documents continues in full force and effect on the terms of the respective Security Documents.
10.2	No new Security Interest

No part of this Agreement is intended to or will create registrable Security.

11.	GOVERNING LAW

This Agreement is governed by English law.

12.	INCORPORATION OF TERMS

The provisions of Clause 30 (Notices) and Clause 37 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
SECOND AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS
1.	A copy of the constitutional documents (statuts) of each Obligor or, if the Agent already has a copy, a certificate of an authorised signatory of each Obligor confirming that the copy in the Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	A copy of a resolution of the board of directors (conseil d’administration) of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3.	A specimen of the signature of each person authorised on behalf of each Obligor to sign this Agreement.

4.	A certificate of an authorised signatory of each Borrower certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.	A certificate of the US Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, 45 per cent. of the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the US Borrower to be exceeded.

6.	A copy of any other authorisation or other document, opinion or assurance which the Agent has notified to either Borrower is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

7.	A legal opinion of Norwegian counsel to the Arrangers and the Agent substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

8.	If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Borrowers in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

9.	Evidence that all fees and expenses then due and payable from the Original Borrower in respect of this Agreement have been paid.

10.	Evidence of the opening of VPS account number 11090 061 7140 in the name of the US Borrower.

11.	A Norwegian law Share Sale and Purchase Agreement duly executed by the Original Borrower and the US Borrower.

12.	A Notice of Transfer to the VPS Account Manager duly executed by the Original Borrower transferring 45 per cent. of the shares held by the Original Borrower in the Target to the US Borrower.

13.	An Acknowledgement of Transfer Notice from the VPS Account Manager.

14.	A Norwegian law release statement duly executed by the Security Agent releasing 45% of the shares held by the Original Borrower in the Target from the Share Pledge Agreement.

15.	A VPS transcript evidencing that the US Borrower holds 45% of the Target shares.

16.	A form of joint disclosure statement to Oslo Børs.

17.	A VPS transcript evidencing that the Borrower holds 55% of the Target shares.

18.	A duly executed US Borrower Share Pledge Agreement and duly executed power of attorney in favour of the Security Agent substantially in the form set out in Schedule 12 (Form of Power of Attorney) to the Facility Agreement authorising the Security Agent to enter into the US Borrower Share Pledge Agreement on behalf of the US Borrower.

19.	A Notice of Pledge of Shares and VPS Account duly executed by the US Borrower and an Acknowledgement of Notice of Pledge duly executed by Carnegie ASA.

20.	Evidence that the process agent referred to in Clause 37.2 (Service of process) of the Original Facility Agreement has accepted its appointment in relation to the Facility Agreement.

21.	A New York and US Federal law legal opinion from Linklaters substantially in the form distributed to the Original Lenders prior to the signing of this Agreement, including confirmation that the execution and delivery of the Facility Agreement and the performance by the Obligors of their respective obligations thereunder will not result in a default or breach of the Indenture dated 28 April 2005 among the Original Borrower, the Original Guarantors, JP Morgan Chase Bank and National Association as trustee or the United States Investment Company Act 1940, as amended.

22.	The duly executed Demand Securities Letter.

23.	The duly executed Monthly Report Letter.

EXECUTION PAGE — AMENDMENT AND RESTATEMENT, ACCESSION AND
NOVATION AGREEMENT
SIGNATORIES
The Borrowers
COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE
By:
CGG AMERICAS, INC.
By:
The Parent Guarantor
COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE
By:
The Original Guarantors
SERCEL, INC.
By:
SERCEL CANADA LTD.
By:

SIGNED by	)
)
as attorney for SERCEL	)
AUSTRALIA PTY LTD under	)
power of attorney dated	)
)
in the presence of:	)
)
)
)
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney
CGG AMERICAS, INC.
By:
CGG CANADA SERVICES LTD.
By:
CGG MARINE RESOURCES NORGE A/S
By:

EXECUTION PAGE — AMENDMENT AND RESTATEMENT, ACCESSION AND
NOVATION AGREEMENT
The Arrangers
BNP PARIBAS
By:
CREDIT SUISSE, PARIS BRANCH
By:
The Original Lenders
BNP PARIBAS
By:
CREDIT SUISSE, PARIS BRANCH
By:
The Offer Guarantee Issuers
CREDIT SUISSE FIRST BOSTON INTERNATIONAL
By:
BNP PARIBAS, OSLO BRANCH
By:

3

The Agent
CREDIT SUISSE, LONDON BRANCH
By:
The Security Agent
BNP PARIBAS
By: